SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

PPG Industries, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	25-0730780
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One PPG Place

Pittsburgh, Pennsylvania 15272

(Address of Principal Executive Offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
0.875% Notes due 2022 1.400% Notes due 2027	New York Stock Exchange LLC New York Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box:  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box:  ☐

Securities Act registration statement file number to which this form relates:

333-190216

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

PPG Industries, Inc. (the “Company”) hereby incorporates by reference the description of its securities to be registered hereunder contained in the Prospectus dated July 29, 2013 under “Description of Debt Securities” and in the Prospectus Supplement dated March 6, 2015 under “Description of Notes,” which Prospectus Supplement was filed with the Securities and Exchange Commission (the “Commission”) on March 10, 2015 under Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Act”), pursuant to a Registration Statement on Form S-3 (No. 333-190216) previously filed with the Commission under the Act.

Item 2.	Exhibits.

Pursuant to the Instructions as to exhibits for registration statements on Form 8-A, the documents listed below are filed as exhibits to this Registration Statement:

The following Exhibits are filed as part of this Registration Statement:

Exhibit Number	Description

4.1	Indenture, dated as of March 18, 2008, between PPG Industries, Inc. and The Bank of New York Mellon Trust Company, N.A., was filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on March 18, 2008.

4.2	First Supplemental Indenture, dated as of March 18, 2008, between PPG Industries, Inc. and The Bank of New York Mellon Trust Company, N.A., was filed as Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on March 18, 2008.

4.3	Fifth Supplemental Indenture, dated as of March 13, 2015, between PPG Industries, Inc. and The Bank of New York Mellon Trust Company, as trustee, was filed as Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on March 13, 2015.

4.4	Form of 0.875% Note due 2022 (included in Exhibit 4.1).

4.5	Form of 1.400% Note due 2027 (included in Exhibit 4.1).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: March 13, 2015	PPG INDUSTRIES, INC. (Registrant)

	By:	/s/ Frank S. Sklarsky
Frank S. Sklarsky Executive Vice President and Chief Financial Officer